UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, the board of directors of NanoString Technologies, Inc. (the “Company”), upon recommendation from the nominating and corporate governance committee of the Company’s board of directors, voted to appoint Tina S. Nova, Ph.D., as a director of the Company, effective immediately. Dr. Nova was appointed as a Class I director with a term expiring at the Company’s 2014 annual meeting of stockholders. Dr. Nova was also appointed to the compensation committee of the Company’s board of directors.

There are no transactions and no proposed transactions between Dr. Nova (or any member of her immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Dr. Nova and any other person or entity pursuant to which Dr. Nova was appointed as a director of the Company.

Dr. Nova will participate in the Company’s standard compensation plan for non-employee directors, including an initial stock option grant, which was granted to Dr. Nova on April 29, 2014.

In addition, on April 29, 2014, director Finny Kuruvilla, M.D., Ph.D., provided notice to the Company’s board of directors that he would not stand for reelection to the board of directors at the Company’s 2014 annual meeting of stockholders.

Following Dr. Nova’s appointment to the compensation committee of the Company’s board of directors, the membership on the three standing committees of the board of directors is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Greg Norden (chair)	Nicholas Galakatos, Ph.D. (chair)	Chad Waite (chair)
Bradford Crutchfield	Jennifer Scott Fonstad	Nicholas Galakatos, Ph.D.
William D. Young	Tina S. Nova, Ph.D.	William D. Young
Chad Waite

A press release announcing Dr. Nova’s appointment to the board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

Date: May 1, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 30, 2014.